Exhibit 99.1

LifeVantage Announces Additional Share Repurchase Program

Company’s Board Authorizes Repurchase of an Additional $5 Million of its Common Stock

Board of Directors is Exploring Options to Reduce Outstanding Shares

Salt Lake City, UT, March 22, 2013, LifeVantage Corporation (NASDAQ: LFVN), a company dedicated to helping people achieve healthy living through a combination of a compelling business opportunity and scientifically validated products, including its patented dietary supplement Protandim®, the Nrf2 Synergizer®, announced today that its Board of Directors approved a share repurchase program that authorizes the Company to utilize up to $5 million to purchase additional shares of its common stock. The Company is nearing completion of repurchasing the $5 million under the repurchase program that was previously approved and announced in December 2012.

The newly approved repurchase authorization permits LifeVantage to purchase shares from time to time through a variety of methods, including in the open market, through privately negotiated transactions or other means as determined by the company’s management, in accordance with applicable securities laws. As part of the repurchase program, the Company expects that it will enter into a pre-arranged stock repurchase plan which would operate in accordance with guidelines specified under Rule 10b5-1 of the Securities Exchange Act of 1934. Transactions, if any, under the pre-arranged repurchase plan would be effected in accordance with the terms of the stock repurchase plan, including specified price, volume and timing conditions.

In addition, the Company has begun the process of analyzing the merits of potential methods of reducing the number of outstanding shares. The Company is in the process of engaging an investment bank to assist with the analysis. The Company will provide additional details about the results of its analysis as appropriate.

“We are pleased to announce an additional stock buyback program. With our strong balance sheet and healthy cash position, we believe we will be able to implement the program at the appropriate time while maintaining sufficient capital to continue our efforts to take advantage of future growth opportunities,” Douglas C. Robinson, LifeVantage President and CEO, stated. “We also are exploring more broadly options to reduce the number of outstanding shares, which we believe would further demonstrate our commitment to enhancing long-term shareholder value. We are currently in the initial phase of evaluating these options and look forward to providing updates once we have obtained findings from the analysis.”

About LifeVantage Corporation

LifeVantage Corporation (NASDAQ: LFVN), a leader in Nrf2 science and the maker of Protandim®, the Nrf2 Synergizer® patented dietary supplement, is a science based nutraceutical company. LifeVantage is dedicated to visionary science that looks to transform wellness and anti-aging internally and externally with products that dramatically reduce oxidative stress at the cellular level. The Company was founded in 2003 and is headquartered in Salt Lake City, UT.

Forward-Looking Statements

This document contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words and expressions reflecting optimism, satisfaction or disappointment with current prospects, as well as words such as “believe,” “hopes,” “intends,” “estimates,” “expects,” “projects,” “plans,” “anticipates,” “look forward to” and variations thereof, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Examples of forward-looking statements include, but are not limited to, statements we make regarding our expectation that we will repurchase shares, efforts to reduce the number of outstanding shares, and our future prospects and growth. Such forward-looking statements are not guarantees of performance and the Company’s actual results could differ materially from those contained in such statements. These forward-looking statements are based on the Company’s current expectations and beliefs concerning future events affecting the Company and involve known and unknown risks and uncertainties that may cause the Company’s actual results or outcomes to be materially different from those anticipated and discussed herein. These risks and uncertainties include, among others, the Company’s inability to successfully expand our operations in existing and other markets and thereafter manage our growth; the Company’s ability to strengthen its business in Japan; the Company’s reliance on third party suppliers and manufacturers; the Company’s ability to retain independent distributors or to attract new independent distributors on an ongoing basis; the Company’s ability to expand its product offerings; violations of law or our procedures by the Company’s independent distributors; the potential for third-party and governmental actions involving the Company’s network marketing efforts; the potential for product liability claims against the Company; the risk that government regulators and regulations could adversely affect the Company’s business; future laws or regulations may hinder or prohibit the production or sale of the Company’s existing product and any future products; unfavorable publicity could materially hurt the Company’s business; the Company’s ability to access raw materials for its Products as it grows; risks associated with foreign currency fluctuations; and the Company’s ability to protect its intellectual property rights and the value of its product. These and other risk factors are discussed in greater detail in the Company’s Annual Report on Form 10-K and its Quarterly Report on Form 10-Q under the caption “Risk Factors,” and in other documents filed by the Company from time to time with the Securities and Exchange Commission. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this document. All forward-looking statements are based on information currently available to the Company on the date hereof, and the Company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this document, except as required by law.

Investor Relations Contact:

Cindy England (801) 432-9036

Director of Investor Relations

-or-

John Mills (310) 954-1105

Senior Managing Director, ICR, LLC